Exhibit 10.30
AMENDMENT TO AIRCRAFT LEASE AGREEMENT

This AMENDMENT to the AIRCRAFT LEASE AGREEMENT ("Amendment") is entered into as of this 1st day of November, 2017 ("Effective Date"), by and between FalconAgain Inc., a corporation organized and existing under the laws of Delaware ("Lessor") and iHeartMedia + Entertainment, Inc. (formerly, Clear Channel Broadcasting, Inc.), a corporation organized and existing under the laws of Nevada ("Lessee").

WITNESSETH:

WHEREAS, Lessor and Lessee have previously entered into that certain Aircraft Dry Lease Agreement, dated as of December 23, 2013 (the “Agreement”), which provides for the exclusive lease of the Aircraft described therein;

WHEREAS, the Agreement is set to expire of November 15, 2017; and

WHEREAS, the Lessor and Lessee desire to amend the Agreement to provide for an extended term and rent schedule.

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

1.Effective as of the Effective Date, Section 2 of the Agreement is deleted in its entirety and replaced with the following:

2.    Term.

The term of this Agreement shall commence on the Delivery Date and shall continue until November 15th, 2017 (the “Original Term”). Upon expiration of the Original Term, the parties agree that the Agreement shall continue until January 13, 2019 ("Extended Term"). Both the Original Term and the Extended Term may be terminated in accordance with Section 10.

2.Effective as of the Effective Date, Section 3(a) of the Agreement is deleted in its entirety and replaced with the following:

3.    Rental; Taxes.

(a)Lessee shall pay to Lessor a one-time rent payment in a mutually agreed upon amount ("Original Term Rent") at a mutually agreed upon time after the Delivery Date. Upon the Effective Date, Lessee shall pay to Lessor rent in an amount equal the amount specified in Exhibit A attached hereto ("Extended Term Rent", collectively the Original

Term Rent and Extended Term Rent shall be “Rent”). Extended Rent shall be paid on the first of the calendar month as set forth in Exhibit A. In the event the Lease is terminated by either party for any reason prior to the expiration of the Extended Term, Lessor shall refund to Lessee pre-paid Extended Term Rent on a pro-rated basis based on the actual number of calendar days remaining in calendar month from and after the effective date of termination. Rent, which does not include the taxes or fees described in Section 3(b), below, shall be paid by Lessee to Lessor in immediately available U.S. funds to an account to be specified by Lessor.

3.    Effective as of the Effective Date, Section 15(h) of the Agreement is deleted in its entirety and replaced with the following:

Section 15(h): TRUTH IN LEASING

WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED IN ACCORDANCE WITH THE FOLLOWING PROVISION OF THE FARS: CHOOSE ONE:

______91.409 (f) (1): A continuous airworthiness inspection program that is part of a continuous airworthiness maintenance program currently in use by a person holding an air carrier operating certificate or an operating certificate issued under FAR Part 121 or 135 and operating that make and model aircraft under FAR Part 121 or operating that make and model under FAR Part 135 and maintaining it under FAR 135.411(a) (2).

_____91.409 (f) (2):    An approved aircraft inspection program approved under FAR 135.419 and currently in use by a person holding an operating certificate issued under FAR Part 135.

__X___91.409 (f) (3):    A current inspection program recommended by the manufacturer.

______91.409 (f) (4): Any other inspection program established by the registered owner or operator of the Aircraft and approved by the Administrator of the Federal Aviation Administration in accordance with FAR 91.409 (g).

BY EXECUTION OF THIS AGREEMENT, THE PARTIES HERETO CERTIFY THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH THE PROVISIONS OF FARS: CHOOSE ONE:
____ 91.409 (f) (1) ____ 91.409 (f) (2) _X__ 91.409 (f) (3) ____ 91.409 (f) (4)
LESSEE ACKNOWLEDGES THAT WHEN IT OPERATES THE AIRCRAFT UNDER THIS AGREEMENT, IT SHALL BE KNOWN AS, CONSIDERED, AND IN FACT WILL BE IN OPERATIONAL CONTROL OF THE AIRCRAFT. BY EXECUTION OF THIS AGREEMENT, EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS

RESPONSIBILITIES, SET FORTH HEREIN, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.
THE LESSEE, WHOSE NAME AND ADDRESS ARE SET FORTH BELOW, SHALL BE SOLELY RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT DURING ALL PERIODS THROUGHOUT THE TERM OF THIS AGREEMENT. EACH PARTY HERETO CERTIFIES BELOW THAT IT UNDERSTANDS ITS RESPONSIBILITES FOR COMPLIANCE WITH ALL APPLICABLE FEDERAL AVIATION REGULATIONS.
LESSOR:                    LESSEE
FALCONAGAIN INC.            IHEARTMEDIA + ENTERTAINMENT, INC.

By: Robert W. Pittman         By: Lauren E. Dean

Name:    Robert W. Pittman            Name: Lauren E. Dean

Title:	President Title: Vice President and Associate General Counsel

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.
THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.

4.    Except as otherwise provided in this Amendment, all the terms and conditions contained in the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above and verify that they have read the Amendment, understand its contents, and have full authority to bind and hereby do bind their respective parties.

LESSOR:                    LESSEE
FALCONAGAIN INC.            IHEARTMEDIA + ENTERTAINMENT, INC.

By: Robert W. Pittman         By: Lauren E. Dean

Name:    Robert W. Pittman            Name: Lauren E. Dean

Title:	President Title: Vice President and Associate General Counsel

INSTRUCTIONS FOR COMPLIANCE WITH
"TRUTH IN LEASING" REQUIREMENTS UNDER FAR § 91.23
Within 24 hours after execution of this Aircraft Lease Agreement:
Mail a copy of the executed document, without Exhibit B, to the following address via certified mail, return receipt requested:
Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125
At least 48 hours prior to the first flight:
Telephone the Flight Standards District Office (FSDO) nearest the airport where the first flight under this Lease will originate and tell the FSDO when the Aircraft will be departing on its first flight under the Lease.

Carry a copy of this Aircraft Lease Agreement in the aircraft at all times.
Omit Exhibit B from FAA Submission and On-Board Copies.

Exhibit A

Month	Rent
November 2017	$20,738.33
December 2017	$41,476.66
January 2018	$41,476.66
February 2018	$41,476.66
March 2018	$41,476.66
April 2018	$41,476.66
May 2018	$41,476.66
June 2018	$41,476.66
July 2018	$41,476.66
August 2018	$41,476.66
September 2018	$41,476.66
October 2018	$41,476.66
November 2018	$41,476.66
December 2018	$41,476.66
January 2019	$20,738.33

Exhibit A is intentionally omitted from FAA Submission and On-Board copies of this Agreement.